Exhibit 99.2

CONSENT TO REFERENCE IN PROXY STATEMENT/PROSPECTUS

Future Health ESG Corp. (the “Company”) intends to file a Registration Statement on Form S-4 (together with any amendments or supplements thereto the “Registration Statement”). As required by Rule 438 under the Securities Act of 1933, as amended, the undersigned hereby consents to being named in the Registration Statement as a future member of the board of directors of the Company, such appointment to commence immediately after the effective time of the business combination described in the proxy statement/prospectus.

July 18, 2022	/s/ Sanjay Patil
Sanjay Patil